BB&T
SECOND AMENDMENT
TO
FIRST AMENDED AND RESTATED LOAN AGREEMENT

9520406872
Account Number

This Second Amendment to First Amended and Restated Loan Agreement (this “Amendment”) is made as of August 1, 2013 by and among BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (“Bank”) and the following entities (collectively, the “Borrowers”):

Synalloy Corporation, a Delaware corporation (“Synalloy”);

Metchem, Inc., a Delaware corporation (“Metchem”);

Synalloy Fabrication, LLC, a South Carolina limited liability company (formerly named SFR, LLC) (“Synalloy Fabrication”);

Ram-Fab, LLC, a South Carolina limited liability company (“Ram-Fab”);

Synalloy Metals, Inc., a Tennessee corporation (“Synalloy Metals”);

Bristol Metals, LLC, a Tennessee limited liability company (“Bristol”);

Manufacturers Soap & Chemical Company, a Tennessee corporation (“Manufacturers Soap”);

Manufacturers Chemicals, LLC, a Tennessee limited liability company (“Manufacturers Chemicals”); and

Palmer of Texas Tanks, Inc., a Texas corporation (“Palmer”);

Syntrans, LLC, a Texas limited liability company (“Syntrans”); and

CRI Tolling, LLC, a South Carolina limited liability company (“CRI Tolling”)

for purposes of amending (without novation, accord nor satisfaction) certain aspects and provisions of the First Amended and Restated Loan Agreement dated as of August 21, 2012; as adjoined to add Palmer pursuant to the Palmer Joinder Agreement dated as of August 21¸ 2012 by the among the parties hereto; and as amended to effect a temporary extension of the amount available to be drawn under the revolving Line of Credit pursuant to the First Amendment to First Amended and Restated Loan Agreement dated as of October 22, 2012 (all of the foregoing sequentially, cumulatively and collectively, the “Loan Agreement”).

Recitals

In addition to the Term Loan and the Revolving Line, the Borrowers have requested the Bank and the Bank has agreed, subject to the terms of this Amendment to (a) extend a new term loan to the Borrowers (the “CRI Acquisition Loan”) in the principal amount of $4,033,250; (b) amend the definition of “EBITDA” in the Loan Agreement; and (c) provide for certain other matters as set forth herein. The purpose of the CRI Acquisition Loan shall be to facilitate the acquisition by the Borrowers of the real estate known as the CRI land and building, and equipment assets of CRI along with related closing costs and expenses (collectively, the “CRI Acquisition”).

Agreement

Section 1. Defined Terms from Loan Agreement

Capitalized terms used in this Amendment without definition retain (except, to the extent applicable, as amended hereby) the meanings respectfully assigned to such terms in the Loan Agreement.

Section 2. Recitals and Loan Agreement Incorporated Herein by Reference

Each and all of opening paragraphs, the Recitals, statements, information and other provisions of this Agreement above constitute an integral part of this Amendment among the parties and are to be considered binding upon the parties notwithstanding their being underneath the heading

BB&T
SECOND AMENDMENT
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FIRST AMENDED AND RESTATED LOAN AGREEMENT

“Recitals” above. In addition, the statements, recitals, terms, conditions and agreements of and in the Loan Agreement are hereby incorporated herein by this reference thereto as if set forth herein in full.

Section 3. CRI Acquisition Term Loan

(a)	Generally

At the request of the Borrowers and for the purposes and as contemplated by the Recitals above, the Bank does hereby extend the CRI Acquisition Loan to the Borrowers as a variable rate term loan in the principal amount of $4,033,250. The Borrower's obligations to repay the CRI Acquisition Loan and interest and other matters shall be evidenced by the Borrowers' promissory note nominated as the BB&T Promissory Note dated the date of this Amendment in the original principal amount of $4,033,250 (the “CRI Acquisition Loan Note”) and maturing August 1, 2023, when the entire unpaid principal balance then outstanding on the CRI Acquisition Loan under the CRI Acquisition Loan Note plus accrued interest thereon shall be paid in full.

(b)    Advances

The CRI Acquisition Loan shall be advanced to the Borrowers (by advancing to Synalloy acting on behalf of the Borrowers) in two (2) installments as more particularly set forth herein. The first advance shall be in the amount of $3,485,000 on the date hereof to finance the real property portion of the CRI Acquisition, and the second advance shall be in the balance amount of $548,250 on a date not later than September 30, 2013 to finance the equipment portion of the CRI Acquisition (together and as evidenced by the CRI Acquisition Loan Note, the “CRI Acquisition Loan Advances”).

(c)	As a “Loan” and “Note” Under the Existing Loan Documents

The CRI Acquisition Loan shall, along with the Term Loan and the Line of Credit, constitute a “Loan” for purposes of the Loan Agreement and the Loan Documents (collectively with any other “Loans” now or hereafter applicable thereunder). All of the obligations of the Borrowers, whether of payment or performance, under the Line of Credit, the Term Loan, the CRI Acquisition Loan and any additional Loans, all notes or other instruments evidencing the same, the Loan Agreement, this Amendment, the other Loan Documents constitute the joint and several obligations of the Borrowers in nature secured and enjoying the assurances, guaranties and all other benefits of the Loan Documents. To the extent necessary to effectuate the foregoing, the Loan Agreement and each of the Loan Documents are hereby amended as necessary, mutatis mutandis, consistent with the foregoing and all other matters set forth in this Amendment.

(d)    Good and Sufficient Consideration

Each of the Borrower acknowledges and agrees that the extension by the Bank to the Borrowers, borrowing on a joint and several basis, of each of the Term Loan, the Line of Credit and the CRI Acquisition Loan, is for the full and complete betterment of each of the other Borrowers due to the same being in furtherance of their enterprises as an entirety and their entity, commercial and other relationships and affiliations. The foregoing constitutes good and valuable consideration for the borrowing by each of the Borrowers of such Loans and the Borrowers to hereby represent and warrant as such to the Bank accordingly.

Section 4. Conditions Precedent

(a)    Closing and Initial CRI Acquisition Loan Advance for Real Property

The closing of the extension of the CRI Acquisition Loan and the extension of the first of the two CRI Acquisition Loan Advances (for real property) shall be conditioned upon the receipt by the Bank of all items and the satisfaction of all conditions set forth in the commitment letter agreement (the “Commitment Letter”) from and between the Bank and the Borrowers dated July 19, 2013, all in form and content satisfactory to the Bank, including without limitation the following:

USA Patriot Act Verification Information: Information or documentation, including but not limited to the legal name, address, tax identification number, driver's license, and date of birth (if the Borrower is an individual) of the Borrowers sufficient for the Bank to verify the identity of the Borrowers in accordance with the USA Patriot Act. Borrowers shall notify Bank promptly of any change in such information.
Note(s): The Note(s) evidencing the Loans(s) duly executed by the Borrowers.

BB&T
SECOND AMENDMENT
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FIRST AMENDED AND RESTATED LOAN AGREEMENT

Security Agreement(s): Security Agreement(s) in which Borrowers and any other owner (a “Debtor”) of personal property collateral shall grant to Bank a first priority security interest in the tangible and intangible personal property specified therein. (If Bank has or will have a security interest in any collateral which is inferior to the security interest of another creditor, Borrowers must fully disclose to Bank any and all such security interests, and Bank must specifically approve any such security interest which will continue during the Loan.)
Mortgages: First and exclusive mortgage (the “Mortgage”) on the CRI Property, subject only to such liens and encumbrances as shall be permitted by the Bank in writing. The Bank shall be provided (a) a current survey of the CRI Property; and (b) such other information and documentation of the CRI Property as the Bank may request.
Negative Pledge Agreement: No pledge agreement on the CRI Property.
UCC Financing Statements: To the extent not already in place, copies of UCC Financing Statements duly filed in Borrowers' or other owner's state of incorporation, organization or residence, and in all jurisdictions necessary, or in the opinion of the Bank desirable, to perfect the security interests granted in the Security Agreement(s), and certified copies of Information Requests identifying all previous financing statements on record for the Borrowers or other owner, as appropriate from all jurisdictions indicating that no security interest has previously been granted in any of the collateral described in the Security Agreement(s), unless prior approval has been given by the Bank.
Corporate Resolution: Entity resolutions duly adopted by each of the Borrowers authorizing the execution, delivery, and performance of this Amendment, the CRI Acquisition Loan Note and any other applicable Loan Documents on or in a form provided by or acceptable to Bank.
Articles of Incorporation: A copy of the Articles of Incorporation and all other charter documents of each of Synalloy, Metchem, Synalloy Metals, Manufacturers Soap and Palmer all filed with and certified by the Secretary of State of the State of each corporations incorporation.
By-Laws: A copy of the By-Laws of Synalloy, Metchem, Synalloy Metals, Manufacturers Soap and Palmer, certified by the Secretary of each corporation as to their completeness and accuracy.
Declaration of Limited Liability Company: A declaration or resolution from the members/managers of Synalloy Fabrication, Ram-Fab, Bristol and Manufacturers Chemicals authorizing the execution, delivery, and performance of the Loan Documents on or in a form provided by or acceptable to Bank.
Articles of Organization: A copy of the Articles of Organization and all other organizational documents of Synalloy Fabrication, Ram-Fab, Bristol and Manufacturers Chemicals, all filed with and certified by the Secretary of State of each limited liability companies organization.
Operating Agreement: A copy of the Operating Agreement of Synalloy Fabrication, Ram-Fab, Bristol and Manufacturers Chemicals, certified by each limited liability companies members/managers as to its completeness and accuracy.
Certificate of Incumbency: A certificate of the Secretary or members/managers of the Borrowers certifying the names and true signatures of the officers or members/managers of the Borrowers authorized to sign the Loan Documents.
Certificate of Existence: A certification of the Secretary of State (or other government authority) of the State of the Borrowers' Incorporation or Organization as to the existence or good standing of the Borrowers and their charter documents on file.
Opinion of Counsel: An opinion of counsel for the Borrowers satisfactory to the Bank and the Bank's counsel.
Assignment of Life Insurance Policy(ies): To the extent not already on file with the Bank, the assignment of life insurance policy(ies) as collateral in the approximate amount of $2,900,000 by an insurance company acceptable to the Bank, covering the individuals with respect to which policies are presently assigned to the Bank and such additional individuals as the Bank may reasonably request.
Additional Documents: Receipt by the Bank of other approvals, opinions, or documents as the Bank may reasonably request.

BB&T
SECOND AMENDMENT
TO
FIRST AMENDED AND RESTATED LOAN AGREEMENT

(b)    Closing and Initial CRI Acquisition Loan Advance for Equipment

The extension of the second of the two CRI Acquisition Loan Advances (for equipment) shall be conditioned upon (i) the satisfaction of the conditions referenced in Section 4(a) above; and (ii) the receipt by the Bank of all items and the satisfaction of all conditions as follows, all in form and content satisfactory to the Bank: The second such CRI Acquisition Loan Advance shall be made in a single advance in the amount of $548,250 on a date on or prior to September 30, 2013 and the Borrower represents, warrants and agrees that it shall satisfy the following conditions for the extension of such second CRI Acquisition Loan Advance on or prior to such date: Prior to the making by the Bank to the Borrowers of such second of the two CRI Acquisition Loan Advances (for equipment), the Bank shall have been furnished (a) copies of one or more bills of sale from CRI to the Borrower setting forth in reasonable detail the equipment being transferred to the Borrower; (b) such equipment shall constitute substantially all of the equipment located at the CRI Project on the date hereof and be such as to enable the CRI Project to continue in operations as contemplated by the Borrowers and (c) such additional assurances as the Bank may reasonably require (such as evidence of insurance, etc.) as would the Bank for comparable equipment purchase credit facilities.

Section 5. Amendment to Definition of “EBITDA”

The sentence in the first indented paragraph of Section 5 of the Loan Agreement, defining the term “EBITDA” is hereby restated to read as follows::

EBITDA is defined as the sum of (a) net income for such period plus (b) an amount which, in the determination of net income for such period, has been deducted for (i) interest expense (including the interest component under capital lease obligations) (ii) total federal, state and other income taxes (iii) depreciation and amortization expense and (iv) non-recurring acquisition expenses, all as determined with GAAP.

Any references to “EBITDA” set forth in the Loan Agreement, the other Loan Documents and any related agreement, instrument, filing, document or other papers shall henceforth be deemed amended, mutatis mutandis, to reflect the above revision.

Section 6. Swaps.

(a)    Section 8.09 of the Loan Agreement is hereby restated to read as follows:

8.09 Should an Event of Default, Termination Event or similar event or condition (howsoever nominated) occur under any Swap Agreement(s).

(b)    Notwithstanding anything to the contrary in the Loan Agreement, any Guaranty or any other Loan Document, no person or entity that does not qualify as an Eligible Contract Participant (as defined in the Commodity Exchange Act, as amended) or does not otherwise qualify as an indirect proprietorship pursuant to the rules of the Commodity Futures Trading Commission shall be deemed a party to any guaranty of any Swap Agreement with the Bank entered into or modified on or after October 12, 2012, and shall not be liable for any swap obligations to BB&T arising from such Swap Agreement. Such exclusion shall have no effect on any other obligations of any such person or entity to BB&T under this Guaranty.

Section 7. Security. For the avoidance of doubt, all of the obligations of the Borrowers, whether of payment or performance, under the Line of Credit, the Term Loan, the CRI Acquisition Loan and any additional Loans shall be and continue following the effectiveness of this Amendment to be (along with the other obligations referenced therein), secured by and enjoying the benefits of the pledges, mortgages, deeds of trust, collateral and other matters and security set forth in the Loan Documents, including without limitation the Mortgages and the Security Agreement and the other agreements, instruments, filings and other papers set forth on Attachment 1 to this Amendment.

Section 8. Bringdown of Representations and Warranties. The Borrowers represent and warrant to Bank the continued accuracy and completeness, as of the date hereof, of all representations made in the Loan Documents (including without limitation Section 2 of the Loan Agreement) and as to Palmer the same by virtue of the Palmer Joinder Agreement referenced above, taking into account this Amendment constituting one of the Loan Documents.

Section 9. Fee. In consideration for the matters set forth in this Amendment, the Borrowers shall pay to the Bank, contemporaneously with the date hereof, a one-time fee in the amount of 20,166.25.

BB&T
SECOND AMENDMENT
TO
FIRST AMENDED AND RESTATED LOAN AGREEMENT

Section 10. Indemnification

The Borrowers hereby jointly and severally agree to and do hereby indemnify and defend the Bank, its affiliates, their successors and assigns and their respective directors, officer, employees and shareholders, and do hereby hold each of them harmless from and against, any loss, liability, lawsuit, proceeding, cost expense or damage (including reasonable in-house and outside counsel fees, whether suit is brought or not) arising from or otherwise relating to the closing, disbursement, administration, or repayment of the CRI Acquisition Loan and the other Loans, including without limitation: (i) the failure to make any payment to the Bank promptly when due, whether under the CRI Acquisition and the other Notes evidencing CRI Acquisition Loan and the other the Loans or otherwise; (ii) the breach of any representations or warranties to the Bank contained in this Amendment, the Loan Documents or in any other loan documents now or hereafter executed in connection with the CRI Acquisition Loan and the other Loans; (iii) the violation of any covenants or agreements made for the benefit of the Bank and contained in any of the Loan Documents; provided, however, that the foregoing indemnification shall not be deemed to cover any loss which is finally determined by a court of competent jurisdiction to result solely from the Bank's gross negligence or willful misconduct; or (iv) any aspect of the Palmer Acquisition Documents or the transactions contemplated thereby. The Bank shall have no responsibility or liability whatsoever (in contact, tort or otherwise) with respect to the Palmer Acquisition Documents or the transactions contemplated thereby.

Section 11. Miscellaneous.

(a)
Certain Provisions Incorporated by Reference. Without limiting the continued general applicability of Section 10 (or any other provisions) of the Loan Agreement, the provisions of Sections 10.02 through Section 10.18 of the Loan Agreement are incorporated into this Amendment, mutatis mutandis, as if set forth herein in full.

(b)
Matters as to Amendment. This Amendment constitutes an amendment to the Loan Agreement (and, to the extent applicable, all other Loan Documents) and except for the effect of any matters expressly set forth in this Amendment, this Amendment, the Loan Agreement and each of the Loan Documents is, and shall continue to be following the effectiveness of this Amendment, in full force and effect in accordance with the terms thereof, and nothing in this Amendment shall otherwise be deemed to amend or modify any provision of the Loan Agreement or the other Loan Documents, each of which shall remain in full force and effect except as otherwise expressly provided herein or therein. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction. This Amendment does not effect the release of any collateral, does not disturb the perfection or priority of any existing liens, and does not effect the release of any obligor, guarantor or other party from its obligations.

(c)
References to Documents. Each reference in the Loan Agreement, this Amendment and any other Loan Documents shall be the same as may be amended, restated, increased, decreased, extended, reduced or otherwise modified and effect from time to time.

(d)
CRI Acquisition and Cap-X Covenant. Section 6.03 of the Loan Agreement provides that expenditures for fixed assets in any fiscal year shall not exceed, in the aggregate as to all Borrowers, the sum of $5,500,000. For the purposes of calculating such expenditures for the fiscal year 2013, the fixed assets purchased in connection with the Color Resources International transaction will not be counted toward this capital expenditure covenant.

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BB&T
SECOND AMENDMENT
TO
FIRST AMENDED AND RESTATED LOAN AGREEMENT

(d)
WAIVER OF JURY TRIAL. UNLESS EXPRESSLY PROHIBITED BY APPLICABLE LAW, THE UNDERSIGNED HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS OR CLAIMS ARISING OUT OF THIS AMENDMENT OR ANY OF THE LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR OUT OF THE CONDUCT OF THE RELATIONSHIP BETWEEN THE UNDERSIGNED AND BANK. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO MAKE THE LOAN AND ENTER INTO THIS AMENDMENT. FURTHER, THE UNDERSIGNED HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT SEEK TO ENFORCE THIS WAIVER OR RIGHT TO JURY TRIAL PROVISION. NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK'S COUNSEL, HAS THE AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment under seal as of the date first written above.

Witness (as to the co-Borrowers): ______________________________
SYNALLOY CORPORATION
METCHEM, INC.
SYNALLOY METALS, INC.
MANUFACTURERS SOAP & CHEMICAL COMPANY
RAM-FAB, LLC
MANUFACTURERS CHEMICALS, LLC
BRISTOL METALS, LLC
SYNALLOY FABRICATION, LLC
PALMER OF TEXAS TANKS, INC.
SYNTRANS, LLC
CRI TOLLING, LLC

By:                                                                                   (SEAL)
Richard D. Sieradzki
Vice President, Finance
of and on behalf of each of
the above-named entities

Witness (as to BB&T): ______________________________	BRANCH BANKING AND TRUST COMPANY By: ________________________________ Stan W. Parker Senior Vice President

[Signature Page to Second Amendment to First Amended and Restated Loan Agreement]

BB&T
ATTACHMENT 1

RELATED LOAN AND SECURITY DOCUMENTS

August 1, 2013

Borrowers: The entities executing as co-Borrowers to the First Amendment to which this Attachment 1 is Attached to the agreement of instrument to which this Attachment is attached, on a joint and several basis

This page forms a part of the instrument or agreement to which it is attached and constitutes an integral part thereof.

The agreement or instrument to which this attachment is attached and all loans, notes, instruments and other liabilities and obligations referenced therein are all governed, secured, guarantied and/or otherwise related to by, as applicable, each of the following (each of which is - except as otherwise set forth below - originally dated on or about August 21, 2012, provided that references to the following are as the same may be amended, restated, increased, decreased or otherwise modified and in effect from time to time).

•
First Amended and Restated Loan Agreement dated as of August 21, 2012 (the “Loan Agreement”) among Branch Banking and Trust Company (“BB&T”) and the multiple Borrowers referenced above (collectively, the “Borrowers”).

◦	As amended by the First Amendment to First Amended and Restated Loan Agreement dated as of October 22, 2012 and the Second Amended and Restated Loan Agreement dated as of August 1, 2013

•	Joinder Agreement dated as of August 21, 2012 among the Borrowers, Lee-Var, Inc. (whose name has been changed to Palmer of Texas Tanks, Inc., “Palmer”) and the Bank.

•	The Promissory Note dated on or about August 21, 2012 from the Borrowers to BB&T in the principal amount of $25,000,000.

•	The Modification, Renewal, Increase and Restatement of Promissory Note dated on or about August 21, 2012 from the Borrowers to BB&T in the principal amount of $22,500,000.

◦	As amended by the Modification, Renewal, Increase and Restatement of Promissory Note dated as of October 2012 from the Borrowers to BB&T.

•	Joinder Agreement dated as of July 31, 2013 among the Borrowers and the Bank.

•	Eligible Contract Participant Guaranty Agreement dated as of July 31, 2013 among Synalloy Corporation, Syntrans, LLC and CRI Tolling, LLC.

•	The Promissory Note dated August 1, 2013 from the Borrowers to BB&T in the principal amount of $4,033,250.

•	All Swap Agreements (as defined in the Loan Agreement)

•	Security Agreement dated as of August 1, 2012 among the Borrowers and BB&T.

•
Mortgage of Real Estate dated on or about August 1, 2012 with respect to one or more parcels of real property located in the State of Arkansas, from one or more of the applicable Borrowers for the benefit of BB&T.

•
Deed of Trust for Real Estate dated on or about August 1, 2012 with respect to one or more parcels of real property located in the State of Tennessee, from one or more of the applicable Borrowers for the benefit of BB&T.

•
Deed of Trust for Real Estate dated on or about August 1, 2012 with respect to one or more parcels of real property located in the State of Texas, from one or more of the applicable Borrowers for the benefit of BB&T.

•
Mortgage of Real Estate dated on or about August 1, 2013 with respect to one or more parcels of real property located in Laurens County, South Carolina, from one or more of the applicable Borrowers for the benefit of BB&T.

•
Negative Pledge Agreements, each dated on or about July 9, 2010, from the applicable Borrower(s) named therein for the benefit of BB&T and relating to real properties in Spartanburg County, SC; Bradley County, TN; Sullivan County, TN. Also, any other negative pledge agreements or similar documents executed and delivered by one or more Borrowers, including without limitation in connection with the Palmer Acquisition.

•	Negative Pledge Agreement dated August 1, 2013, from the applicable Borrower(s) named therein for the benefit of BB&T and relating to real properties in Laurens County, SC

BB&T
ATTACHMENT 1

RELATED LOAN AND SECURITY DOCUMENTS

•	Stock and LLC Interests Pledge Agreement dated the date hereof among the Borrowers and the Bank.

•	Assignments of Life Insurance Policies, each dated June 30, 2010, for policies executed by Synalloy Corporation for policies numbered 1820005, 1820003, 1820007, 1820001, 1820009.

•	Any and all other Loan Documents (as defined in the Loan Agreement)